                                  Schedule 14A
                                 (Rule 14a-101)
                     Information required in proxy statement
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. _)


Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement

[  ]     Confidential, for the Use of the Commission Only (as permitted by Rule
         14a-6(e)(2)

[X]      Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to Section 240.149-11(c) or
         Section 240.14a-12

                       INTERNATIONAL SPORTS WAGERING INC.
                (Name of Registrant as Specified in its Charter)

         Payment of Filing Fee (Check appropriate box):

[X]      No fee required

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and 0-11

(1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it is determined):

--------------------------------------------------------------------------------
(4)      Proposed maximum value of transaction

--------------------------------------------------------------------------------

(5)      Total fee paid:

--------------------------------------------------------------------------------
[  ]     Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid:

--------------------------------------------------------------------------------
2.       Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
3.       Filing Party:

--------------------------------------------------------------------------------
4.       Date Filed:

--------------------------------------------------------------------------------

                       INTERNATIONAL SPORTS WAGERING INC.

                        201 LOWER NOTCH ROAD, SUITE 2B,

                         LITTLE FALLS, NEW JERSEY 07424

                          ---------------------------



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 26, 1999

                          ---------------------------



         TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN to the stockholders of INTERNATIONAL SPORTS WAGERING INC., a Delaware corporation (the "Company"), that the Annual Meeting of Stockholders (the "Meeting") will be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, NJ 07004, at 10:00 a.m., local time, on February 26, 1999 for the following purposes:

         1. To elect a board of five (5) directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

         2. To approve the continuation of the 1995 Stock Option Plan and the 1996 Stock Option Plan, each as amended;

         3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending September 30, 1999; and

         4. To transact such other and further business as may properly come before the Meeting or any adjournments thereof.

         Only stockholders of record of the Company at the close of business on January 22, 1999 are entitled to notice of and to vote at the Meeting or any adjournments thereof. The stock transfer books will not be closed.

         A copy of the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1998 accompanies this notice.

                                 By Order of the Board of Directors,

                                 Barry Mindes
                                 Chairman of the Board of Directors

Little Falls, New Jersey
January 28, 1999

                                RETURN OF PROXIES

         WE HOPE YOU PLAN TO ATTEND THE MEETING IN PERSON, BUT IN ANY EVENT YOU ARE URGED TO MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BY THE STOCKHOLDER AT ANY TIME PRIOR TO THE VOTING OF THE PROXY.

                       INTERNATIONAL SPORTS WAGERING INC.

                                 PROXY STATEMENT



                                     GENERAL


         The enclosed proxy ("Proxy") is solicited by the Board of Directors (the "Board") of INTERNATIONAL SPORTS WAGERING INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004, on February 26, 1999 at 10:00 a.m., local time, or at any adjournments thereof (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the foregoing Notice of Annual Meeting of Stockholders and this Proxy Statement. This Proxy Statement and the related form of Proxy are being mailed on or about January 28, 1999, to all of the stockholders of record of the Company on January 22, 1999. Any Proxy given by a stockholder may be revoked by the stockholder at any time prior to the voting of the Proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later dated Proxy or by attending the Meeting and voting in person.

         The management of the Company knows of no business other than that specified in Items 1, 2 and 3 of the Notice of Annual Meeting of Stockholders which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

                             SOLICITATION OF PROXIES

         The persons named as proxies are Barry Mindes, Chairman of the Board of the Company, and Bernard Albanese, Director, President and Treasurer of the Company. Shares of the Company's common stock, par value $.001 per share ("Common Stock"), represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder. In the absence of specification, the stock will be voted (i) FOR the election of each of the five persons nominated by the Board to serve as directors, (ii) FOR continuation of the 1995 Stock Option Plan and the 1996 Stock Option Plan, each as amended, (iii) FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending September 30, 1999 and
(iv) in the discretion of the proxies, on any other business which may properly come before the Meeting.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting, the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to solicitation of proxies by use of the mails, officers and employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegram or other means of communication. The Company may also request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and may reimburse them for their reasonable expenses in forwarding the proxy material.

                      SHARES OUTSTANDING AND VOTING RIGHTS

         Only stockholders of record at the close of business on January 22, 1999 (the "Record Date") will be entitled to notice of and to vote at the Meeting or any adjournments thereof. On the Record Date, the issued and outstanding securities of the Company entitled to vote at the Meeting consisted of 7,819,660 shares of Common Stock. There was no other class of voting securities outstanding on the Record Date. Each outstanding share of Common Stock is entitled to one vote which may be cast in person or by proxy duly authorized in writing. No shares have cumulative voting rights.

         The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting shall constitute a quorum for the transaction of business. Directors are elected by a plurality of the voting power of the issued and outstanding stock of the Company present in person or represented by duly executed proxy at the Meeting and entitled to vote on the election of directors. To act on all other matters before or to come before the Meeting, the affirmative vote of the majority of the voting power of the issued and outstanding stock of the Company present in person or represented by duly executed proxy at the Meeting and entitled to vote on such subject matter will be required.

                             SECURITY OWNERSHIP

         The following table sets forth, as of January 22, 1999, certain information regarding the beneficial ownership of the Company's outstanding Common Stock by (i) each person known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each current director and executive officer of the Company, (iii) each nominee for election as director and (iv) all directors and executive officers as a group.


                                                                               AMOUNT AND NATURE OF       PERCENT OF
                                                                             BENEFICIAL OWNERSHIP (2)     CLASS (3)
NAME AND ADDRESS OF BENEFICIAL OWNER (1)
Barry Mindes (4)                                                                       3,023,952            38.7
Mindes Family Limited Partnership                                                      1,511,523            19.3
Bernard Albanese (5)                                                                     283,625             3.6
The Marie Albanese Trust, Marie Albanese and Christine Marie                             302,304             3.9
Albanese, trustees (6)
Fredric Kupersmith (7)                                                                    34,196               *
Janet Mandelker (8)                                                                       30,161               *
Harold Rapaport (9)                                                                       52,822               *
Sidney Diamond (10)                                                                       33,333               *
Andrew Harbison (11)                                                                     121,096             1.5
All directors and executive officers as a group (7 persons) (12)                       3,579,185            44.0

------------------

  *   Less than 1%

(1) The address of each beneficial owner identified is c/o International Sports Wagering Inc., 201 Lower Notch Road, Suite 2B, Little Falls, NJ 07424.
(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days of the date of this Proxy Statement upon the exercise of options, warrants or convertible securities.
(3) Each beneficial owner's percentage ownership is determined by assuming that (i) options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this Proxy Statement have been exercised or converted and are outstanding, and (ii) 7,819,660 shares of Common Stock are outstanding, before any consideration is given to options, warrants or convertible securities.
(4) Includes 1,511,523 shares held by Mindes Family Limited Partnership, the general partner of which is an entity wholly-owned by Mr. Mindes. Mr. Mindes disclaims beneficial ownership of the shares owned by Mindes Family Limited Partnership to the extent such shares exceed his proportionate interest therein. Does not include shares beneficially owned by Mr. Mindes' daughter, Janet Mandelker, as to which Mr. Mindes disclaims beneficial ownership.
(5) Includes 132,473 shares underlying options held by Mr. Albanese which are exercisable within 60 days of the date of this Proxy Statement.
(6) Marie Albanese and Christine Albanese are the wife and daughter, respectively, of Mr. Albanese. Mr. Albanese disclaims beneficial ownership of the shares of Common Stock held in such trust.

(7) Includes 15,000 shares underlying options held by Mr. Kupersmith which are exercisable within 60 days of the date of this Proxy Statement.
(8) Represents 30,161 shares underlying options held by Ms. Mandelker which are exercisable within 60 days of the date of this Proxy Statement. Does not include any shares held by Mindes Family Limited Partnership, in which Ms. Mandelker has a beneficial interest. Ms. Mandelker disclaims beneficial interest in shares held by Mindes Family Limited Partnership to the extent such shares exceed her proportionate interest therein.
(9) Includes (i) 24,104 shares underlying options held by Mr. Rapaport which are exercisable within 60 days of the date of this Proxy Statement, and
      (ii) 21,161 shares owned by Rapaport Family Limited Partnership, of which Mr. Rapaport is the General Partner. Mr. Rapaport disclaims beneficial ownership of the shares owned by Rapaport Family Limited Partnership to the extent such shares exceed his proportionate interest therein.
(10) Represents 33,333 shares underlying options held by Mr. Diamond which are exercisable within 60 days of the date of this Proxy Statement.
(11) Includes 84,820 shares underlying options held by Mr. Harbison which are exercisable within 60 days of the date of this Proxy Statement.
(12) Includes (i) 1,511,523 shares held by Mindes Family Limited Partnership (see Note 4 above), (ii) 21,161 shares held by Rapaport Family Limited Partnership (see Note 9 above), and (iii) an aggregate of 319,891 shares underlying options held by all directors and executive officers as a group which are exercisable within 60 days of the date of this Proxy Statement. Does not include 302,304 shares held by The Marie Albanese Trust, Marie Albanese and Christine Albanese, trustees (see Note 6 above).


                     PROPOSAL NO. I - ELECTION OF DIRECTORS


NOMINATIONS AND ELECTION OF DIRECTORS

         The Board has nominated Bernard Albanese, Fredric Kupersmith, Barry Mindes, Janet Mandelker and Harold Rapaport (all of whom are members of the present Board of the Company and all of whom have been elected for a term ending at the Meeting) to serve as directors of the Company until the Company's 2000 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

         Unless otherwise specified, shares represented by proxies will be voted in favor of the election of all of the nominees, except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such persons as the Board may recommend. Management does not presently contemplate that any of the nominees will become unavailable for any reason.


     THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

INFORMATION COVERING NOMINEES

         The following table sets forth the names of the nominees and certain information with regard to each nominee.


     NAME                          AGE          POSITION WITH THE COMPANY
    --------                       ----         -------------------------
Barry Mindes                       67           Chairman of the Board and Secretary
Bernard Albanese                   51           President, Treasurer (Chief Financial Officer)
                                                and Director
Fredric Kupersmith (1)             65           Director
Janet Mandelker (2)                31           Director
Harold Rapaport (1)(2)             76           Director

------------------


(1)   Member of the Audit Committee.
(2)   Member of the Stock Option Committee.

         Barry Mindes is the founder of the Company and has served as Chairman of the Board of the Company since inception. Since December 1998, he has also served as Secretary of the Company. From inception through August 1996, he also served as Chief Executive Officer, President and Secretary of the Company, and from inception to July 1995, he also served as Treasurer of the Company. Mr. Mindes founded Systems Enterprises Inc., a predecessor to the

Company, in December 1992, and from its inception until its merger with the Company in May 1995, served as its only officer, director and stockholder.

         Bernard Albanese has served as President of the Company since September 1996, as Treasurer since July 1995, as Vice President-Systems from July 1995 until August 1996, and as a director since October 1996. From 1993 to 1995, Mr. Albanese was Vice President--Operations of Advanced Data Systems Inc., a provider of medical-related computer systems, in which position he was responsible for all installation, training and telephone support for an installed base of over 1,000 customers.

         Harold Rapaport has served as a director of the Company since July 1995. Mr. Rapaport is an electronics, communications and computer executive with over 40 years experience in management, technology and marketing. He is President of Rapaport Associates, management consultants to high technology businesses. From 1982 until 1995, he was Chairman of Control Transaction Corporation, a manufacturer of computer-based point of sale systems. Mr. Rapaport served as Chairman of the Board of RE Harrington Inc. from 1987 to 1996, when it was acquired by Health Plan Services Inc.

         Janet Mandelker has served as a director of the Company since July 1995. Since June 1998, she has been an independent consultant. From December 1997 until June 1998, Ms. Mandelker served as a financial analyst with DePuy ACE Medical Company. From October 1996 through November 1997 she was an independent consultant. From 1992 until October 1996, Ms. Mandelker served as Assistant Managing Director of KuwAm Corporation, a private investment firm.

         Fredric Kupersmith has served as a director of the Company since October 1996. Since 1992, Mr. Kupersmith has been President of Polsim Consultants Inc., a private company that provides consulting services to the communications, computer and television distribution industries.

         All directors hold their office until the next annual meeting of stockholders of the Company and until their respective successors are elected and qualified. There are no family relationships between any of the directors or executive officers of the Company except that Barry Mindes is the father of Janet Mandelker.



INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

         The business and affairs of the Company are managed by the Board, which met four times and acted by unanimous written consent numerous times during the fiscal year ended September 30, 1998. During such fiscal year, all current directors attended all of the meetings of the Board and the Committees on which they served except for Janet Mandelker who was unable to attend two meetings of the Board. The Board maintains two standing committees ("Committees"): the Audit Committee and the Stock Option Committee.

         The Audit Committee, consisting of Fredric Kupersmith and Harold Rapaport, has authority to recommend annually to the Board the engagement of the Company's independent public accountants and to review the independence of the accounting firm, the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The Audit Committee held no meetings during the fiscal year ended September 30, 1998, but acted by unanimous written consent shortly after the end of such fiscal year in order to approve the retention of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending September 30, 1999.

         The Stock Option Committee, consisting of Janet Mandelker and Harold Rapaport, has authority to administer the Company's 1996 Stock Option Plan, and in this capacity determines the persons to whom options should be granted under such plan and the number of options to be granted to such persons. The Stock Option Committee held no meetings during the fiscal year ended September 30, 1998, but acted numerous times by unanimous written consent during such year.

         The Company does not have a nominating or a compensation committee.




                      EXECUTIVE OFFICERS AND KEY PERSONNEL

         Set forth below is certain information, as of January 22, 1999, regarding the executive officers and key personnel of the Company.




     NAME                         AGE             POSITION WITH THE COMPANY
   -------                       -----            -------------------------
Barry Mindes                      67              Chairman of the Board and Secretary
Bernard Albanese                  51              President, Treasurer (Chief Financial Officer)
                                                  and Director
Sidney Diamond                    63              General Manager-Nevada Operations
Andrew Harbison                   40              Vice President-Software Development



         Information with regard to Mr. Mindes and Mr. Albanese is set forth under "Information Covering Nominees."



         Sidney Diamond has served as General Manager-Nevada Operations of the Company since February 1997. For five years prior thereto, Mr. Diamond was in charge of the race and sports book operations at Excalibur Hotel and Casino in Las Vegas, Nevada.

         Andrew Harbison has served as Vice President-Software Development of the Company since October 1996. From June 1995 to October 1996, Mr. Harbison served as Manager of Software Development of the Company. From 1993 to 1995, Mr. Harbison served as Vice President of Programming of Infomed Holdings, Inc., in which position he was in charge of the programming and data conversion department consisting of 25 individuals involved in developing computer systems for medical billing, clinical records and managed care systems.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the fiscal years ended September 30, 1998, 1997 and 1996 to Barry Mindes, the Company's Chairman of the Board, and to each of the most highly compensated executive officers and key personnel, whose annual base salary and bonus compensation exceeded $100,000.


                           SUMMARY COMPENSATION TABLE



                                                    ANNUAL    COMPENSATION                         LONG TERM COMPENSATION
                                                                                                 AWARDS          PAYOUTS
                                                                                                SECURITIES
                                                                              OTHER ANNUAL      UNDERLYING       ALL OTHER
                                                    SALARY        BONUS        COMPENSATION       OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR        ($)          ($)             ($)              (#)             ($)

Barry Mindes                              1998      127,500       - 0 -         19,660 (1)         - 0 -           - 0 -
  Chairman of the Board                   1997      115,000       100,000       25,122 (1)         - 0 -           - 0 -
                                          1996      43,347        - 0 -         16,951 (1)         - 0 -           - 0 -

Bernard Albanese                          1998      150,000       - 0 -         - 0 -            80,000 (4)        - 0 -
  President and Treasurer                 1997      137,008       25,000        - 0 - (2)        80,000            - 0 -
                                          1996      70,646        - 0 -         - 0 - (2)       166,267            - 0 -

Sidney Diamond                            1998      200,000       - 0 -         - 0 - (2)       100,000 (4)        - 0 -
  General Manager-Nevada Operations (3)   1997      132,308       - 0 -         - 0 - (2)       100,000            - 0 -
                                          1996       - 0 -        - 0 -         - 0 -              - 0 -           - 0 -

Andrew Harbison (5)                       1998      104,606        6,694        - 0 -            30,000 (5)        - 0 -
  Vice President-Software Development     1997       96,528       10,000        - 0 -            30,000            - 0 -
                                          1996       90,192        2,000        - 0 -            18,138            - 0 -



------------------


(1) Represents benefits attributable to the Company's payments or reimbursements for lease of a car (approximately $11,330 in the fiscal year ended September 30, 1998 and $10,300 in each of the fiscal years ended September 30, 1997 and September 30, 1996), other expenses relating to such car, life insurance premiums ($8,330 in the fiscal year ended September 30, 1998), medical insurance and related expenses and certain other perquisites.
(2) Excludes personal benefits which did not exceed the lesser of $50,000 or 10%, on an annual basis, of such person's salary and bonus.
(3) Mr. Diamond became an officer of the Company in February 1997. The salary shown for Mr. Diamond includes a base salary at the rate of $100,000 per annum plus a non-refundable draw of $100,000 per annum, against certain commissions to which he may become entitled.
(4) On March 16, 1998, Mr. Albanese and Mr. Diamond were granted options to purchase 80,000 and 100,000 shares of Common Stock, respectively, at an exercise price of $0.72 per share, the fair market value of the Common Stock on such date, upon the surrender of options to purchase a similar number of shares previously granted to them at a higher exercise price. (See Report on Repricing of Stock Options.)
(5) On February 23, 1998, Mr. Harbison was granted an option to purchase 30,000 shares of Common Stock at an exercise price of $0.672 per share, the fair market value of the Common Stock on such date, upon the surrender of options to purchase a similar number of shares previously granted to him at a higher exercise price. (See Report on Repricing of Stock Options.)

STOCK OPTION TABLES



                        OPTION GRANTS IN LAST FISCAL YEAR



         The following table sets forth for the fiscal year ended September 30, 1998, the options to purchase Common Stock granted to the executives named below.





                                                              INDIVIDUAL GRANTS
                                                NUMBER OF     PERCENT OF TOTAL
                                                SECURITIES        OPTIONS
                                                UNDERLYING       GRANTED TO
                                                 OPTIONS        EMPLOYEES IN         EXERCISE            EXPIRATION
NAME                                             GRANTED       FISCAL YEAR(1)     PRICE ($/SH)(2)           DATE
------------------------------------           -----------    -----------------  ----------------       -----------
 Barry Mindes                                      - 0 -             - 0 -               -                     -
   Chairman of the Board

 Bernard Albanese                                80,000 (3)           21.7              0.72           March 15, 2008
   President and Treasurer

 Sidney Diamond                                 100,000 (3)           27.2              0.72           March 15, 2008
   General Manager-Nevada Operations

 Andrew Harbison                                 30,000 (4)           8.2               0.67           February 22, 2008
   Vice President-Software Development



------------------

(1) During the fiscal year ended September 30, 1998, the Company granted a total of 368,000 options to employees under the 1996 Stock Option Plan. This number was used in calculating the percentages set forth above. Contemporaneously with the grant of such 368,000 options, options to purchase 284,000 shares previously granted to employees were surrendered and canceled. (See Report on Pricing of Stock Options.)
(2) The exercise price is equal to the fair market value of the Common Stock on the date of the grant of such options.
(3) Represents options granted on March 16, 1998, which vest in three equal annual instalments, commencing on the first anniversary of the date of grant. (See Note 4 to Summary Compensation Table and Report on Repricing of Stock Options.)
(4) Represents options granted on February 23, 1998, which vest in three equal annual installments commencing on the first anniversary of the date of grant. (See Note 5 to the Summary Compensation Table and Report on Repricing of Stock Options.)

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth, as of September 30, 1998, information concerning outstanding options to purchase Common Stock held by the executives named below.


                                                                           NUMBER OF SECURITIES    VALUE OF UNEXERCISED "IN-THE-
                                                                          UNDERLYING UNEXERCISED         MONEY" OPTIONS AT
                                                                       OPTIONS AT SEPTEMBER 30, 1998  SEPTEMBER 30, 1998 (1)
                                              SHARES
                                             ACQUIRED      VALUE
                                           ON EXERCISE   REALIZED(2)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                           -----------   -----------   ------------  -------------- ----------- ---------------
Barry Mindes                                  - 0 -         - 0 -          - 0 -         - 0 -         - 0 -          - 0 -
  Chairman of the Board

Bernard Albanese                              - 0 -         - 0 -         83,134        163,133       $29,887        $57,286
  President and Treasurer

Sidney Diamond                                - 0 -         - 0 -          - 0 -        100,000        - 0 -         $34,250
  General Manager-Nevada Operations

Andrew Harbison                               - 0 -         - 0 -         74,820         48,894       $26,898        $18,507
  Vice President-Software Development


------------------


(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the Common Stock on such date exceeds the exercise price of the option. The last sales price of the securities underlying the options on September 30, 1998, was $1.0625 per share.
(2) Value realized is the closing market price of the Common Stock on the date of exercise less the option price, multiplied by the number of shares acquired, or that could be acquired, on exercise.


REPORT ON REPRICING OF STOCK OPTIONS

         In February and March 1998, the Board of Directors of the Company determined that the purposes of the 1996 Stock Option Plan were not being adequately achieved with respect to those directors, employees and consultants holding options that were exercisable at prices above the then current market value, and that it was in the best interests of the Company that the Company retain and motivate such directors, employees and consultants. The Board concluded that such retention was particularly important given the Company's business activities at that time and that a cost-effective approach to retention and motivation was required. The Board further determined that it would be in the best interests of the Company and the Company's stockholders to provide such optionees the opportunity to exchange their above market value options for options exercisable at the current market value. On February 23, 1998 and March 16, 1998, upon approval of the Board of Directors of the Company, the Company offered the holders of outstanding options under the 1996 Stock Option Plan with exercise prices above the then current market value, the opportunity to surrender such options and be granted new options at an exercise price equal to the then current market value. Any holder accepting this offer was required to give up, in most cases, a comparable number of existing options.

         Mr. Albanese, Mr. Diamond, Mr. Harbison, Mr. Kupersmith, Ms. Mandelker and Mr. Rapaport surrendered 80,000, 100,000, 30,000, 15,000, 9,000, and 10,500
options, and were granted options to purchase 80,000, 100,000, 30,000, 19,500, 13,500, and 15,000 shares, respectively. The options surrendered were partially vested and the remainder of such options were to vest at varying points in time over a period of four years from the date of the original grant and would have terminated 10 years from the date of grant. The new options granted to Mr. Albanese, Mr. Diamond and Mr. Harbison vest at the rate of 331/3% per year commencing with the first anniversary of the date of the new grant. A portion of the new options granted to Mr. Kupersmith, Ms. Mandelker and Mr. Rapaport vested on October 1, 1998 and the balance vest at the rate of 750 options per month commencing April 1, 1998. All new options granted have an exercise price of $0.72 per share (except those granted to Mr. Harbison, whose options have an exercise price of $0.672 per share), which was the current market value on the date of the new grant, and have a term of 10 years from the date of the new grant.


EMPLOYMENT AGREEMENTS

         The Company entered into a one-year employment agreement with Barry Mindes dated as of July 1, 1998, pursuant to which (i) Mr. Mindes receives a base salary of not less than $165,000 per annum; (ii) such salary increases, bonuses or other incentive compensation as may be approved by the Board; (iii) such health and life insurance and other fringe benefits as may be provided to other executives of the Company; and (iv) he is entitled to severance equal to one year's base salary and continuation of fringe benefits at the end of the term of the Agreement. In the event that, during the term (a) the Company requests that he relocate and, as a consequence, he voluntarily terminates his employment, or (b) the Company terminates his employment other than for cause (as defined in the agreement) or his employment terminates as a result of his death or disability, he is entitled to continued payment of his base salary and benefits for a period of one year. In addition, in the event of a "change of control" (as defined in the agreement) of the Company during the term followed by termination of his employment either (i) by the Company, other than as a result of death or disability or for cause, or (ii) by him for "good reason" (as defined in the agreement), he is entitled to continued payment of base salary and benefits until the end of the term but not for less than six months. In addition, Mr. Mindes is entitled to payment of such severance if, after a change of control, he elects voluntarily to terminate his employment with the Company. Mr. Mindes is also entitled, at the Company's expense, to use of a leased automobile, including all operating, maintenance and insurance expenses. In addition, in lieu of participating in the health insurance program provided by the Company, Mr. Mindes may elect to participate in other health insurance, in which case the Company shall pay or reimburse him for (i) any deductible or co-payments required to be paid by him, (ii) any medical or hospitalization costs not reimbursed to him by such other health insurance (and/or Medicare) and
(iii) the premiums for his existing life insurance policies in the amount of $200,000, provided that the aggregate payment to which he shall be entitled for all of the foregoing during the term of the agreement shall not exceed $8,400.

         The Company entered into a two-year employment agreement with Bernard Albanese dated as of July 1, 1998, pursuant to which (i) Mr. Albanese receives a base salary of not less than $150,000 per annum; (ii) such salary increases, bonuses or other incentive compensation as may be approved by the Board; (iii) such health and life insurance as may be provided to other executives of the Company; and (iv) he is entitled to severance equal to six months' base salary (one year's base salary after reaching age 55) in the event (a) the Company requests that he relocate and, as a consequence, he voluntarily terminates his employment, or (b) the Company terminates his employment other than for cause (as defined in the agreement) or if his employment terminates as a result of his death or disability during the term or after the term but while he continues to be employed by the Company, or (c) upon expiration of the term of the agreement without the agreement being renewed or replaced. In addition, in the event of a "change of control" (as defined in the agreement) of the Company followed by termination of his employment either (i) by the Company other than as a result of death or disability or for cause, or (ii) by him for "good reason" (as defined in the agreement), he is entitled to (a) if termination occurs during the term, continued payment of base salary and benefits until the end of the term but not for less than six months, or (b) if termination occurs after the term, but while he is still employed by the Company, payment of six months' base salary and benefits. The agreement also provides that if his employment terminates for any reason whatsoever, including his death or disability, other than by the Company for cause or by him voluntarily (other than as permitted by the agreement), all stock options theretofore granted to him which have not become exercisable shall vest and become exercisable and remain exercisable in accordance with the Company's 1995 and 1996 Stock Option Plans and stock option agreements.

         Each of Messrs. Mindes and Albanese have entered into agreements restricting competitive activities for 12 months following termination of their employment and prohibiting disclosure of confidential information.

         On February 3, 1997 the Company entered into a three-year employment agreement with Sidney Diamond, pursuant to which Mr. Diamond will serve the Company in the capacity as General Manager-Nevada Operations. During the term of the agreement, Mr. Diamond receives an annual base salary of $100,000, and during the first two years of the term an additional non-refundable draw at the rate of $100,000 per year against certain commissions to which he may become entitled. In the third year of the term he is entitled to certain commissions earned by him as specified in the agreement. Mr. Diamond is entitled to severance equal to six months' base salary if the Company terminates his employment without cause during the term. As an integral part of the employment agreement, the Company loaned to Mr. Diamond $100,000, which loan bears no interest and is repayable in bi-weekly instalments such that during the first year of the term $50,000 was repaid and during each of the second and third year of the term $25,000 would be repaid to the Company. If Mr. Diamond's employment is terminated by the Company other than as a result of his death, disability or for cause, prior to the end of the term, the unpaid balance of the loan will be forgiven. During the fiscal year ended September 30, 1998, the largest amount that was outstanding on this loan was $69,231 and as of September 30, 1998, $33,687 remained outstanding.

DIRECTOR COMPENSATION

         Prior to October 1, 1998, outside directors did not receive any cash compensation for their services as members of the Board or Committees, although they were reimbursed for their out-of-pocket expenses incurred in attending Board and Committee meetings. Effective as of October 1, 1998, the Company pays each outside director $1,000 for each Board meeting attended, up to a maximum of $4,000 per fiscal year. The Company also compensates outside directors by means of grants of options at fair market value on the date of grant. In April 1996 and August 1996, Harold Rapaport and Janet Mandelker were each granted options to purchase 12,092 shares of Common Stock and 9,069 shares of Common Stock pursuant to the Company's 1995 Stock Option Plan at an exercise price of $.70 per share. As of September 30, 1998, all of such options were fully vested. On October 10, 1997, each of Mr. Rapaport and Ms. Mandelker were granted an additional 9,000 and 10,500 options, respectively, pursuant to the 1996 Stock Option Plan, exercisable at a price of $5.25 per share, which options were to vest at the rate of 1,500 options for each Board meeting attended after all the other options granted to them had vested. On September 27, 1996 Mr. Rapaport exercised 7,557 options at an exercise price of $.70 per share. Ms. Mandelker has not yet exercised any of her options. On February 3, 1997 Fredric Kupersmith was granted options to purchase 4,500 shares of Common Stock pursuant to the 1996 Stock Option Plan at an exercise price of $7.50 per share, of which 1,500 options vested on the date of grant and the balance were to vest at the rate of 1,500 options for each Board meeting attended after that date. On October 10, 1997 Mr. Kupersmith was granted options to purchase 10,500 shares of Common Stock, at an exercise price of $5.25 per share, which options were to vest at the rate of 1,500 options for each Board meeting attended after all other options granted to him had vested. In October 1995, Bernard Albanese, who at the time was an officer but not a director of the Company, was granted an option to purchase 90,691 shares of Common Stock pursuant to the 1995 Stock Option Plan and, in June 1996, he was granted an option to purchase 75,576 shares of Common Stock pursuant to the 1995 Stock Option Plan, each of which options is exercisable at $.70 per share and vests in four equal annual instalments commencing on the first anniversary of the date of grant. Mr. Albanese was also granted options pursuant to the 1996 Stock Option Plan to purchase 40,000 shares of Common Stock on each of February 3, 1997 and September 25, 1997 at an exercise price of $7.50 and $5.56, respectively. On March 16, 1998, all options previously granted to Ms. Mandelker and Messrs. Albanese, Kupersmith and Rapaport, at exercise prices higher than $0.72 per share were surrendered and each of such persons was granted new options at an exercise price of $0.72 per share, the fair market value on March 16, 1998. (See Note 4 to the Summary Compensation Table and the Report on Repricing of Stock Options.)


PROPOSAL NO. II - CONTINUATION OF 1995 STOCK OPTION PLAN AND 1996 STOCK OPTION PLAN, EACH AS AMENDED, FOR THE PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE



         The Company's 1995 Stock Option Plan (the "1995 Plan") and the 1996 Stock Option Plan (the "1996 Plan") (the 1995 Plan and the 1996 Plan are referred to collectively as the "Plans") provide that awards of stock options may be made to employees, officers or directors of, and consultants to, the Company and its subsidiaries.



         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's chief executive officer or the person fulfilling those responsibilities, and four other most-highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if the option was issued under a plan approved by stockholders that provides a limit on the number of shares that may be issued under the plan to any individual.

         Options granted under the Plans to date comply with Section 162(m) pursuant to a transition rule that temporarily exempts plans adopted while a company is privately held. To remain in compliance, the Plans must be approved by the Company's stockholders by the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year of the Company's initial public offering. Accordingly, the Board of Directors amended the Plans to provide for limitation on the number of options that could be granted to any individual in any calendar year and voted to present the Plans, including a per participant limit in compliance with Section 162(m), to the stockholders for ratification. The Plans, as amended, provide that the maximum number of shares of Common Stock with respect to which any option may be granted to any participant shall be 300,000 shares per calendar year. If the stockholders do not approve the continuation of the Plans, the Company may determine to no longer grant awards under Plans.

         The following is a summary of the material provisions of the Plans and are qualified in their entirety by the specific language of the Plans.

         1995 STOCK OPTION PLAN. In May 1995, the Board adopted and the stockholders approved the 1995 Plan which authorized the grant of options to purchase up to 649,948 shares of Common Stock. The purpose of the 1995 Plan is to attract and retain exemplary employees, agents, consultants and directors. As of January 22, 1999, options to purchase 466,195 shares were outstanding, options to purchase 77,948 shares had been exercised and options to purchase 105,805 shares remained available for grant. The shares subject to and available under the 1995 Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. Any shares subject to an option that terminates, expires or lapses for any reason, and any shares purchased pursuant to an option and subsequently repurchased by the Company pursuant to the terms of the option, shall again be available for grant under the 1995 Plan.

         The 1995 Plan provides for the grant of incentive stock options ("ISOs") (within the meaning of Section 422 of the Code) and non-qualified stock options ("NQSOs") at the discretion of the administrator of the 1995 Plan. The Board administers the 1995 Plan. Subject to the terms of the 1995 Plan, the Board determines the terms and conditions of options granted under the 1995 Plan. Options granted under the 1995 Plan are evidenced by written agreements which contain such terms, conditions, limitations and restrictions as the Board deems advisable and which are not inconsistent with the 1995 Plan. ISOs may be granted to individuals who, at the time of grant, are officers or other employees of the Company. NQSOs may be granted to individuals who, at the time of grant, are employees, directors, officers, agents or consultants of the Company whether or not such consultants are employees of the Company. The 1995 Plan provides that the Board must establish an exercise price for ISOs that is no less than the fair market value per share of the Common Stock at the date of grant. The exercise price for NQSOs shall be determined by the Board .

         Options under the 1995 Plan may provide for the payment of the exercise price by (i) delivery of cash or a check payable to the order of the Company,
(ii) "cashless exercises" (delivery of shares of stock of the Company having a fair market value equal to the exercise price), or (iii) any combination of (i) and (ii).

         To the extent that the aggregate fair market value, as of the date of grant, of the shares into which ISOs become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the ISO will be treated as an NQSO. In addition, if an optionee owns more than 10% of the Company's stock at the time such optionee is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the option cannot exceed five years. Options granted under the 1995 Plan may not be exercisable for terms in excess of 10 years from the date of grant. No options may be granted under the 1995 Plan later than 10 years after the 1995 Plan's effective date.

         Options granted under the 1995 Plan to officers, directors, employees or consultants of the Company generally may be exercised only while the optionee is employed or retained by the Company or within one year after termination of the optionee's employment or consulting relationship by reason of death or permanent disability, and three months after termination for any other reason except termination for cause (unless such options expire sooner by their terms). Options are nontransferable, except by will or the laws of descent and distribution.

         The number and price of shares of Common Stock covered by each option, the total number of options that may be granted under the Plans and the maximum number of options that may be granted to any optionee will be proportionately adjusted to reflect any stock dividend, stock split or other recapitalization of the Company.

         In addition, unless otherwise determined by the Board in its discretion, upon (i) any merger or consolidation of the Company pursuant to which the stockholders receive cash or securities of another corporation and less than a majority of the outstanding stock of the surviving corporation pursuant to such merger or consolidation shall be owned by the stockholders of the Company, (ii) a sale to another entity of all or substantially all of the assets of the Company, or (iii) a "change of control" of the Company (as defined), the Company shall, or shall cause such surviving corporation or the purchaser of the Company's assets, to deliver to the optionees the same kind of consideration that is delivered to the stockholders of the Company as a result of such merger, consolidation, sale or change of control, or the Board may cancel all outstanding options in exchange for consideration in cash or marketable securities, which consideration shall be equal in value to the value of the securities the optionee would have received had the option been exercised, less the exercise price therefor. The Board also has the right to accelerate the exercisability of options upon the occurrence of any such merger, consolidation, sale or change of control.

         The Board may amend the Plans as it deems advisable provided that the Board may not, without stockholder approval, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plans.

         1996 STOCK OPTION PLAN. In October 1996, the Board adopted and the stockholders approved the 1996 Plan. The 1996 Plan is substantially similar to the 1995 Plan, except that it is administered by the Stock Option Committee and that there are 825,000 shares of Common Stock authorized for issuance pursuant to options which may be granted thereunder, of which, as of January 22, 1999 options to purchase a total of 545,000 were outstanding and 280,000 were available for grant.

         The specific benefits or amounts which have been or which may be received by directors, officers and employees under the 1995 Plan and 1996 Plan, to the extent determinable on January 22, 1999, are as follows:


                                             1995 PLAN BENEFITS                                 1996 PLAN BENEFITS
                                 -------------------------------------------       -------------------------------------------
NAME AND POSITION                DOLLAR VALUE ($)(1)        NUMBER OF SHARES       DOLLAR VALUE ($)(1)     NUMBER OF SHARES(2)
-----------------                -------------------        ----------------       -------------------     -------------------
Barry Mindes                             - 0 -                  - 0 -                    - 0 -                    - 0 -
Bernard Albanese                        59,773                166,267                   27,400                   80,000
Sidney Diamond                           - 0 -                  - 0 -                   34,250                  100,000
Andrew Harbison                         33,690                 93,714                   11,715                   30,000
Executive Officers Group                93,463                259,981                   73,365                  210,000
(4 persons)
Fredric Kupersmith                       - 0 -                  - 0 -                    6,679                   19,500
Janet Mandelker                          7,607                 21,161                    4,624                   13,500
Harold Rapaport                          4,891                 13,604                    5,138                   15,000
Non-Executive Director                  12,498                 34,765                   16,441                   48,000
Group (3 persons)
Non-Executive Officer                   18,331                 50,990                   26,554                   68,000
Group (9 persons)

------------------


(1) Dollar value of options equals the fair market value of the shares at September 30, 1998 ($1.0625) less the option exercise price multiplied by the number of options held by such person or group, whether or not such options were fully vested and exercisable.
(2) Excludes the following options that are not in-the-money based upon the final sales price of the Company's Common Stock on September 30, 1998 ($1.0625): Mr. Albanese - 45,000; Mr. Harbison - 30,000; and Non-Executive Officer Group - 213,000.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Plans and with respect to the exercise of options and sale of Common Stock under the Plans.

         INCENTIVE STOCK OPTIONS. In general, an optionee will not recognize regular taxable income upon the grant or exercise of an ISO. Instead, an optionee will recognize taxable income with respect to an ISO only upon the sale of Common Stock acquired through the exercise of the ISO ("ISO Stock"). The exercise of an ISO may, however, subject the optionee to the alternative minimum tax.

         Generally, the tax consequences of selling ISO Stock will vary with the length of time that the optionee has owned the ISO Stock at the time it is sold. If the Optionee sells the ISO Stock after having owned if for the longer of two years from the date the option was granted (the "Grant Date") and more than one year from the date the option was exercised (the "Exercise Date"), then the optionee will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

         If the optionee sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the optionee will be ordinary compensation income and the remaining gain, if any, will be a capital gain. The capital gain will be a long-term capital gain if the optionee has held the ISO Stock for more than one year prior to the date of sale.

         If the optionee sells ISO Stock for less than the exercise price, then the optionee will recognize a capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the optionee has held the ISO Stock for more than one year prior to the date of sale.

         NON-QUALIFIED STOCK OPTIONS. As in the case of an ISO, an optionee will not recognize taxable income upon the grant of an NQSO. Unlike the case of an ISO, however, an optionee who exercises an NQSO generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the NQSO ("NQSO Stock") on the Exercise Date over the exercise price.

         With respect to any NQSO Stock, an optionee will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the NQSO. Upon selling NQSO Stock, an optionee generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NQSO Stock over the optionee's tax basis in the NQSO Stock. This capital gain or loss will be a long-term gain or loss if the optionee has held the NQSO Stock for more than one year prior to the date of the sale.

         TAX CONSEQUENCES TO THE COMPANY. The grant of an option under the Plans will have no tax consequences to the Company. Moreover, in general, neither the exercise of an ISO nor the sale of any Common Stock acquired under the Plans will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by an optionee under the Plans, including as a result of the exercise of an NQSO or a Disqualifying Disposition. Any such deduction will be subject to the limitation of Section 162(m) of the Code.

THE BOARD OF DIRECTORS BELIEVES THAT THE CONTINUATION OF THE PLANS, AS AMENDED,
  IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE
          RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                  PROPOSAL NO. III - RATIFICATION OF SELECTION

                        OF INDEPENDENT PUBLIC ACCOUNTANTS



         The Board and the Audit Committee have approved the engagement of KPMG Peat Marwick LLP as the independent public accountants for the Company for the fiscal year ending September 30, 1999. KPMG Peat Marwick LLP has served as the Company's independent public accountants since 1996. The Board considers KPMG Peat Marwick LLP to be well qualified for the function of serving as the Company's independent public accountants.

         Unless otherwise specified, shares represented by proxies will be voted for the ratification of KPMG Peat Marwick LLP as the independent public accountants for the Company. If the stockholders do not so approve, the selection of independent public accountants will be reconsidered by the Board.

         Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.



THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS
              THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.


                                 OTHER BUSINESS

         Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting, it is intended that the persons named in the accompanying Proxy will vote such Proxy in their discretion.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied with these requirements during the fiscal year ended September 30, 1998.



                                  ANNUAL REPORT

         The Annual Report of the Company on Form 10-KSB for the fiscal year ended September 30, 1998, including financial statements but excluding exhibits, is being furnished herewith to stockholders of record of the Company on the Record Date. The Annual Report does not constitute a part of the proxy soliciting material.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Any stockholder desiring to present proposals to stockholders at the 2000 Annual Meeting of the Company must transmit such proposal to the Company in writing and such proposal must be received by the Secretary of the Company at its offices no later than September 30, 1999. All such proposals should be in compliance with applicable SEC regulations.



                                            By Order of the Board of Directors



                                            Barry Mindes

                                            Chairman of the Board







A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED SEPTEMBER 30, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO FILED WITH THE SEC, IS AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST ADDRESSED TO BERNARD ALBANESE, INTERNATIONAL SPORTS WAGERING INC., 201 LOWER NOTCH ROAD, SUITE 2B, LITTLE FALLS, NEW JERSEY 07424.

                       INTERNATIONAL SPORTS WAGERING INC.
             201 LOWER NOTCH ROAD, SUITE 2B, LITTLE FALLS, NJ 07424

        PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 26, 1999

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints BARRY MINDES and BERNARD ALBANESE, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, $.001 par value, of INTERNATIONAL SPORTS WAGERING INC. held of record by the undersigned on January 22, 1999 at the Annual Meeting of Stockholders (the "Meeting") of INTERNATIONAL SPORTS WAGERING INC. , on February 26, 1999 at 10:00 a.m., local time, or at any adjournments thereof.


(1) Election of Directors

/ / FOR all nominees listed below (except as           / / WITHHOLD AUTHORITY to vote for all
indicated otherwise below)                             nominees listed below

INSTRUCTION: To withhold authority to vote for an individual nominee, write such nominees's name in the space below.

NOMINEES: Bernard Albanese, Fredric Kupersmith, Janet Mandelker, Barry Mindes, and Harold Rapaport

WITHHOLD AUTHORITY FOR THE FOLLOWING NOMINEES:


(2) To approve the continuation of the 1995 Stock Option Plan and the 1996                 FOR          AGAINST         ABSTAIN
Stock Option Plan.                                                                         / /            / /              / /

(3) To ratify the selection of KPMG Peat Marwick LLP as independent public                 FOR          AGAINST         ABSTAIN
accountants for the Company for the fiscal year ending September 30, 1999.                 / /            / /              / /

(4) In their discretion, the Proxies are authorized to vote upon such other                FOR          AGAINST         ABSTAIN
business as may properly come before the meeting or any adjournments thereof.              / /            / /              / /

                              (TO BE SIGNED BELOW)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When a proxy is given by a corporation, please give your full corporation name and have the proxy signed by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Date:                      , 1999
                                        ----------------------

                                    Stockholder:
                                                ----------------------

                                    -----------------------------------
                                    Signature


                                    -----------------------------------
                                    Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.